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[LOGO]

First Quarter 2006 Earnings

Supplemental Information

[GRAPHIC]

First Quarter 2006

Supplemental Information

Forward-Looking Statements

The statements contained in this presentation that are not historical facts are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions. Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the Company’s reliance upon a small number of customers for a significant portion of its revenue; competitive factors such as pricing pressures; the Company’s ability to grow its business domestically and internationally by generating greater transaction volumes, acquiring new customers or developing new service offerings; fluctuations in the Company’s quarterly results because of the seasonal nature of the business and other factors outside of the Company’s control; the Company’s ability to identify, execute or effectively integrate future acquisitions; the Company’s ability to adapt to changing technology; additional costs related to compliance with the Sarbanes-Oxley Act of 2002, any revised New York Stock Exchange listing standards, Securities and Exchange Commission (SEC) rule changes or other corporate governance issues; and other risk factors described in the Company’s annual report on Form 10-K dated March 16, 2006 as filed with the SEC. In addition, the statements in this presentation are made as of May 4, 2006. The Company expects that subsequent events or developments will cause its views to change. The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to May 4, 2006.

[LOGO]

TNS Divisions

International Services Division
(36.3% of Q1 06 Revenues)

•      Provides POS, telecommunications and financial services around the world

Point-of-Service Division
(28.5% of Q1 06 Revenues)

•      Enables optimized transaction delivery between payment processors and ATM or POS terminals

Q1 06 Revenue	$65.9mm
Q1 06 EBITDA	$13.6mm
Q1 06 Adj. Earnings	$3.6mm

Telecommunications
Services Division
(22.5% of Q1 06 Revenues)

•      Call signaling and database access services

Financial Services Division
(12.7% of Q1 06 Revenues)

•      Private financial data and VoIP networks

Q1:06 Financial Overview

($ in millions except per share amounts)

	Q1 06	Q1 05	% Chg
International Services Division	$23.9	$22.6	5.7%
Financial Services Division	8.4	7.3	14.6%
Telecommunications Services Division	14.8	10.0	47.7%
Point of Sale Division	18.8	23.2	(18.9)%
Total Revenue	$65.9	$63.1	4.4%
Gross Profit	$32.9	$32.9	(0.0)%
Gross Margin	49.8%	52.1%	(230BP )
EBITDA Before Stock Comp Expense(1)	$13.6	$16.4	(16.9)%
Adjusted Earnings(1)	$3.6	$6.3	(42.6)%
Adjusted Earnings per Share—Diluted(1)(2)	$0.15	$0.22	(31.8)%
Cash Flow from Operations	$10.0	$15.1	(34.0)%

(1)

Non-GAAP measures. Included in selling, general and administrative expenses (SG&A) for the first quarter of 2006 is a pre-tax charge to earnings of approximately $0.7 million, comprised of an approximate $0.5 million charge related to a reserve for litigation that arose during the first quarter and an approximate $0.2 million charge for legal expenses incurred by the special committee of our board of directors. Included in SG&A for the first quarter of 2005 is a pre-tax benefit to earnings of $1.0 million, comprised of a $3.2 million charge related to a legal settlement and a $4.2 million benefit from a reduced state sales tax assessment. Excluding both the first quarter 2006 $700,000 pre-tax SG&A charge and the first quarter 2005 $1.0 million pre-tax SG&A benefit, EBITDA before stock compensation expense was $14.3 million in first quarter 2006 versus $15.4 million in first quarter 2005 and adjusted earnings was $4.0 million, or $0.17 per share, in first quarter 2006 versus $5.7 million, or $0.20 per share, in first quarter 2005.

(2)

Due to the Company’s stock repurchase and retirement in May 2005 and follow-on offering in September 2005, diluted weighted average shares outstanding were 24.1 million for Q1 06 versus 28.4 million for Q1 05.

EBITDA(1) Calculation

($ in thousands except per share amounts)

	Q1 06	Q1 05	% Chg
Income from operations (GAAP)	$2,232	$4,774	(53.2)%
Depreciation and amortization of property and equipment	5,027	4,863	3.4%
Amortization of intangible assets	4,931	6,265	(21.3)%
Stock compensation expense(2)	1,436	489	193.7%
EBITDA before stock compensation expense	$13,626	$16,391	(16.9)%

(1)

Non-GAAP measure. EBITDA before stock compensation expense for the first quarter of 2006 was $14.3 million excluding the $0.7 million pre-tax SG&A charge. EBITDA before stock compensation expense for the first quarter of 2005 was $15.4 million excluding the $1.0 million pre-tax SG&A benefit.

(2)	Excludes the cumulative catch-up adjustment for estimated forfeitures of ($139,000) for unvested restricted stock units upon the adoption of SFAS No. 123R on January 1, 2006.

Adjusted Earnings(1) Calculation

($ in thousands except per share amounts)

	Q1 06	Q1 05	% Chg
Income before income taxes, equity in net loss of unconsolidated affiliates and cumulative effect of a change in accounting principle, net (GAAP)	$508	$3,775	(86.5)%
Equity in net loss of unconsolidated affiliates	(1,074)	(416)	158.2%
Amortization of intangible assets	4,931	6,265	(21.3)%
Stock compensation expense(2)	1,436	489	193.7%
Adjusted Earnings Before Taxes	$5,801	$10,113	(42.6)%
Income tax provision at 38%	$(2,205)	$(3,843)	(42.6)%
Adjusted Earnings(1)	$3,596	$6,270	(42.6)%
Weighted average shares diluted	24,075,573	28,384,837	(15.2)%
Adjusted Earnings Per Share(1)	$0.15	$0.22	(31.8)%

(1)

Non-GAAP measures. Excluding the $0.7 million pre-tax SG&A charge, adjusted earnings for the first quarter of 2006 was $4.0 million, or $0.17 per share. Excluding the $1.0 million pre-tax SG&A benefit, adjusted earnings for the first quarter of 2005 was $5.7 million, or $0.20 per share.

(2)	Excludes the cumulative catch-up adjustment for estimated forfeitures of ($139,000) for unvested restricted stock units upon the adoption of SFAS No. 123R on January 1, 2006.

Balance Sheet Highlights

(Amounts in millions)

	Actual
	3/31/06		12/31/05
Cash and Cash Equivalents	$18.1		$26.6
Total Current Assets	85.8		90.9
Current Ratio	1.36	x	1.57	x
Net Property and Equipment	53.5		52.4
Total Assets	$364.8		$352.2
Long-Term Debt	$119.4		$113.4
Stockholders’ Equity	179.0		177.8
Total Debt/Capitalization	40.0%		39.0%
Total Liabilities and Equity	$364.8		$352.2
Common Shares Outstanding	24.1		24.0

Outlook

($ in millions)

	2006	2005	% Chg
Total Revenue ($ millions)	$296 – $300	$258.9	14-16%
Adjusted Earnings(1)(2) ($ millions)	$26.8 – $27.8	$24.8	8-12%
Adjusted Earnings Per Share – Diluted (1)(2)	$1.08 - $1.12	$1.00	8-12%

	Q2:06	Q2:05	% Chg
Total Revenue ($ millions)	$70.5 – $73.5	$65.4	8-12%
Adjusted Earnings(1)(3) ($ millions)	$5.1 – $5.8	$6.2	(6-18)%
Adjusted Earnings Per Share – Diluted (1)(3)	$0.21 – $0.24	$0.25	(4-16)%

(1)	Non-GAAP measure.
(2)

Included in selling, general and administrative expenses (SG&A) for 2005 is a pre-tax benefit to earnings of $2.3 million, comprised of a $5.7 million benefit from a state sales tax liability settlement, a $3.2 million charge related to a legal settlement, a $0.9 million charge related to severance and a $0.7 million benefit due to the favorable settlement of certain sales tax liabilities. Excluding the $2.3 million pre-tax SG&A benefit, adjusted earnings for the full year 2005 was $23.3 million, or $0.94 per share.

(3)	Excluding $1.2 million of the $2.3 million pre-tax SG&A benefit, adjusted earnings for the second quarter of 2005 was $5.5 million or $0.23 per share.